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S. W. Hatfield, CPA

[S. W. HATFIELD LOGO]


                                  Exhibit 16.1
                                  ------------


October 24, 2003


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On October 24, 2003, this Firm received a draft copy of a Form 8-K to be filed by Composite Technology Corporation (Company) (SEC File # 0-10999, CIK #317477) reporting an Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA